UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2020

HERITAGE INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36462	45-5338504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 McCormick Drive, Suite 300 Clearwater, Florida		33759
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (727) 362-7202

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HRTG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 15, 2020, Heritage Insurance Holdings, Inc. (“Heritage”) issued a press release announcing that it placed its 2020-2021 catastrophe reinsurance program for its statutory insurance subsidiaries, including Heritage Property Casualty Insurance Company, Narragansett Bay Insurance Company, and Zephyr Insurance Company.

Key points of the 2020-2021 catastrophe reinsurance program include:

•	Total cost to Heritage of $272.1 million, accounting for 28.4% of March 31, 2020 premiums-in-force, up 6.0% from 26.8% last year.

•

First event reinsurance tower exhaustion point of $1.347 billion in the southeast, inclusive of loss retentions and co-participations. Automatic reinstatement of private market layers, some of which are prepaid, resulting in $2.382 billion of total limit in the southeast, inclusive of loss retentions and co-participations.

•

First event loss retention in the southeast and Hawaii of $20 million, with additional co-participation above $945.4 million in the southeast. First event loss retention in the northeast of $13.3 million, with additional co-participation above $390 million.

•	Florida Hurricane Catastrophe Fund participation of 90%, consistent with last year.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished as part of this Current Report on Form 8-K.

No.	Exhibit

99.1	Press Release dated June 15, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE INSURANCE HOLDINGS, INC.

Date: June 15, 2020	By:	/s/ Bruce Lucas
Bruce Lucas Chairman and Chief Executive Officer

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